UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

Virginia Commerce Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Virginia	000-28635	54-1964895
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

5350 Lee Highway, Arlington, Virginia  22207
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  703.534.0700

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see filing General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders.

          The Company’s Annual Meeting was held on April 27, 2011, at which three proposals were submitted to the Company’s stockholders. The proposals are described in detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 17, 2011. The final results for the votes regarding the proposals are set forth below.

          Proposal 1 – The Company’s stockholders elected 10 directors to serve for a one year period until the 2012 Annual Meeting of Stockholders and until their successors have been elected and qualified. The name of each director elected at the Annual Meeting, and the votes cast for such individuals, who constitute the entire Board of Directors of the Company following the meeting, are set forth below:

Name	For	Withheld	Broker Non-Votes
Leonard Adler	17,367,846	613,520	5,473,551
Michael G. Anzilotti	15,029,333	2,952,033	5,473,551
Thomas E. Burdette	17,395,311	586,055	5,473,551
Peter A. Converse	15,104,173	2,877,193	5,473,551
W. Douglas Fisher	17,379,640	601,726	5,473,551
David M. Guernsey	17,381,552	599,814	5,473,551
Kenneth R. Lehman	17,405,817	575,549	5,473,551
Norris E. Mitchell	17,398,603	582,763	5,473,551
Todd A. Stottlemyer	17,405,066	576,300	5,473,551

          Proposal 2 – The Company’s stockholders approved a non-binding advisory resolution approving the compensation of the Corporation’s named executive officers. The votes regarding Proposal 2 were as follows:

For	Against	Abstentions	Broker Non-Votes
14,492,102	3,230,283	258,980	5,473,551

Proposal 3 – The Company’s stockholders approved a ratification of the appointment of Yount, Hyde & Barbour, P.C. as the company’s independent registered public accountant for the fiscal year ending December 31, 2011.  The votes regarding Proposal 3 were as follows:

For	Against	Abstentions	Broker Non-Votes
23,206,364	30,740	217,813	N/A

                    No other matters were voted on at the meeting.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA COMMERCE BANCORP, INC.

		By:	/s/ Peter A. Converse
Peter A. Converse, President and Chief Executive Officer

Dated:	May 3, 2011